Exhibit 99.1

Execution Version

8/22/13

PURCHASE AND SALE AGREEMENT

BY AND BETWEEN

HAT CREEK ENERGY LLC

(Seller)

AND

CITRUS ENERGY APPALACHIA, LLC,

TROY ENERGY INVESTMENTS, LLC, AND ZENA ENERGY, LLC

(collectively, Buyer)

Dated August 28, 2013

COVERING PROPERTIES IN WYOMING COUNTY, PENNSYLVANIA

Exhibit “A” – Leases

Exhibit “B” – Other Seller Property

Exhibit “C” – Form of Lease Assignment

Exhibit “D” – Form of Bill of Sale and Assignment

Exhibit “E” – Form of LADA Termination

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (the “Agreement”), dated August 28, 2013, is made and entered into by and among (a) Hat Creek Energy LLC, a Colorado limited liability company with an address of 3575 Cherry Creek North Drive, Denver, Colorado 80209 (“Seller”) and (b) Citrus Energy Appalachia, LLC, a Colorado limited liability company, with an address of 333 Perry Street, Suite 250, Castle Rock, Colorado 80104 (“Citrus”), Troy Energy Investments, LLC, an Oklahoma limited liability company, with an address of 5637 N. Classen Blvd, Oklahoma City, Oklahoma 73118 (“TEI”) and Zena Energy, LLC, an Oklahoma limited liability company with an address of 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma 73107 (“Zena”). Each of Citrus, TEI and Zena are referred to herein collectively as “Buyer”. The purchase and sale contemplated by this Agreement are referred to as the “Transactions”.

RECITALS:

A.	Seller presently owns interests in certain oil and gas leases, wells, equipment and appurtenant properties located in the State of Pennsylvania, Wyoming County, being within the Ardent II Prospect, as more fully described below and in Exhibit “A” and Exhibit “B” attached hereto.

B.	Seller presently owns certain contractual rights within the Ardent II Prospect and within an Area of Mutual Interest described in that certain Lease Acquisition and Development Agreement by and between Seller and Citrus Energy Corporation, a Colorado corporation (“CEC”), dated March 20, 2009, as subsequently amended (the “LADA”).

C.	Buyer presently owns and/or operates interests in the oil and gas leases of which the Seller Property is a portion and is the operator of the wells and properties included in the Seller Property.

D.	Subject to the terms and conditions set forth herein, Buyer desires to purchase all of Seller’s right, title and interest in and to Seller Property (as defined below), and, upon the closing of the Transactions, Seller, CEC and Citrus wish to terminate the LADA.

AGREEMENT

In consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

1. PURCHASE AND SALE

1.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, and for the consideration stated herein, Seller agrees to sell, assign, convey and deliver to Buyer, and Buyer agrees to purchase and acquire from Seller, all of Seller’s right, title and interest in the Seller Property, as defined below. The parties acknowledge that Seller is selling all of its right, title and interest in and to the Seller Property and is not retaining any interests whatsoever therein. Buyer acknowledges that Buyer is acquiring the Seller Property “as is, where is”, with all faults and defects. Buyer further acknowledges that except for any express representations or warranties of Seller contained herein, or in documents delivered at Closing, including, without limitation, Seller’s warranty of title contained in the Lease Assignment and the Bill of Sale and Assignment (each as defined below), that Seller makes no representations or warranties with respect to the Seller Property and disclaims all such representations or warranties, whether implied or statutory.

1.2 Effective Time. The Transactions shall be effective as of July 1, 2013, at 12:01 a.m. Eastern Time (the “Effective Time”).

1.3 Seller Property.

(a) The “Seller Property” consists of and includes:

(i) All of Seller’s working interests, net revenue interests, fee interests, leasehold interest, royalty, overriding royalty, production payments, interests in drilling and spacing units, other non-working interests, and other oil, gas and mineral interests in and to the lands and oil and gas leases described in Exhibit “A” attached hereto (the “Leases”) and the lands covered thereby (the “Lands”), whether or not such Lands and Leases are correctly or fully described on Exhibit “A” (the “Subject Interests”);

(ii) Any other rights that may arise by operation of law or otherwise or as associated with the Subject Interests;

(iii) All improvements, fixtures, personal property and related accessories located on the Land, including, but not limited to wells, equipment, tanks, gathering lines, pipelines, water lines, pumps, and all other property or related accessories, if any, that are attached to or located on the Land, to the extent attributable to the Subject Interests, including without limitation those set forth on Exhibit “B”;

(iv) The oil, gas, casinghead gas, coalbed methane, condensate and other gaseous and liquid hydrocarbons or any combination thereof, sulphur extracted from hydrocarbons and all other substances that may be produced, saved and sold under the Leases (“Hydrocarbons”) to the extent attributable to the Subject Interests;

(v) The unitization and pooling agreements, declarations, orders, and the units created thereby relating to the properties and interests described in Subsection 1.4(a) and to the production of Hydrocarbons attributable to the Subject Interests;

(vi) Concurrent rights with Seller in all surface leases, permits, rights-of-way, licenses, easements and other surface and/or water rights agreements used or held in connection with the exploration, development, production, and transportation of Hydrocarbons or produced water from the Seller Property, provided that Seller’s concurrent rights under said surface contracts are assignable and/or transferrable;

(vii) All existing and effective operating agreements, exploration agreements, development agreements, farmout agreements, and similar agreements (the “Contracts”), insofar as they directly relate to the Subject Interests, including without limitation those set forth on Schedule 2.8;

(viii) All licenses and all geophysical and seismic data to the extent attributable to the Subject Interests, provided that any such permits, licenses, and agreements are assignable and/or transferrable; and

(ix) All other rights and claims attributable to the Subject Interests described above except for those to which Seller is entitled pursuant Subsection 1.4(a).

(b) The Seller Property expressly excludes all of Seller’s interests in properties presently operated by Carrizo Oil & Gas, Inc., or its affiliates.

1.4 Purchase Price. Subject to the other terms and conditions of this Agreement, the purchase price for the Subject Interests in the Seller Property (the “Purchase Price”) shall be Fifty-Two Million, Six-Hundred Thousand Dollars ($52,600,000.00). The Purchase Price shall be payable by wire transfer of funds pursuant to instructions provided by Seller. The Purchase Price shall be subject to the following adjustments:

(a) Revenues, Expenses and Capital Expenditures. All revenues attributable to the operation of the Seller Property prior to the Effective Time shall be owned by and for the account of Seller. Seller shall be (i) entitled to all operating revenues and related accounts receivable attributable to the Seller Property and to the extent received by any Buyer, such Buyer shall promptly, after such receipt by it, fully disclose, account for and transmit same to Seller and (ii) responsible for all capital expenditures, operating expenses and related accounts payable attributable to the Seller Property, in each case, to the extent they relate to the time prior to the Effective Time. To the extent Buyer receives invoices for or otherwise incurs capital expenditures, operating expenses or related accounts relating to the period of time prior to the Effective Time, Seller shall pay such amounts to Buyer no later than fifteen (15) days following invoice from Buyer. It is specifically provided that Seller shall only be responsible for capital expenditures related to the Seller Property to the extent that the work for which such capital expenditures are made actually occurs prior to the Effective Time; and, any prepayments made by Seller for work that occurs after the Effective Time will be reimbursed to Seller. Buyer shall be (i) entitled to all operating revenues and related accounts receivable attributable to the Seller Property and to the extent received by Seller, Seller shall promptly, after such receipt by it, fully disclose, account for and transmit same to Buyer and (ii) responsible for the payment of all capital expenditures, operating expenses and related accounts payable attributable to the Seller Property, in each case, to the extent they relate to the period of time on and after the Effective Time. The actual amounts or values known and associated with the above shall be accounted for in the Final Settlement Statement.

(b) Taxes. All taxes and assessments, including without limitation, excise taxes, ad valorem taxes and any other federal, state, local or tribal taxes or assessments attributable to the ownership or operation of the Seller Property prior to the Effective Time shall remain Seller’s responsibility, and all obligations, deductions, credits and refunds pertaining to the aforementioned taxes and assessments, no matter when received, shall belong to Seller. All taxes and assessments, including without limitation, excise taxes, ad valorem taxes and any other federal, state or local taxes and assessments attributable to the ownership or operation of the Seller Property on and after the Effective Time shall be Buyer’s responsibility, and all obligations, deductions, credits and refunds pertaining to the aforementioned taxes and assessments, no matter when received, shall belong to Buyer. The actual and estimated amounts or values known and associated with the above, if any, shall be accounted for in the Final Settlement Statement. Notwithstanding the foregoing, Buyer shall be solely responsible for all transfer, sales, use or similar taxes resulting from or associated with the Transactions.

(c) Obligations and Credits. All prepaid insurance premiums, utility charges, ad valorem taxes and rentals applicable to the period prior to the Effective Time shall be reimbursed by Buyer to Seller. The actual amounts or values known and associated with the above shall be accounted for in the Final Settlement Statement.

(d) Miscellaneous Accounting. In addition to the items set forth above, any other amounts due between Buyer and Seller related to the ownership or operation of the Seller Property shall be accounted for in the Final Settlement Statement.

(e) Preliminary Settlement. Seller shall prepare and deliver to Buyer not later than 12:00 p.m. local time on the day immediately preceding the Closing Date Seller’s preliminary settlement statement which shall set forth Seller’s good faith estimate (in accordance with customary industry accounting practices) of each adjustment to the Purchase Price and show the calculation of such estimated adjustment and the resulting estimated purchase price (the “Closing Amount”).

(f) Final Settlement. Within sixty (60) days after Closing, Buyer will cause to be prepared and delivered to Seller in accordance with customary industry accounting practices, the final settlement statement (the “Final Settlement Statement”) setting forth (i) each adjustment to the Purchase Price, as set forth in Section 1.4 (a), (b), (c) and (d), in final form showing the calculation of such adjustment and the resulting final purchase price; and (ii) providing a reallocation of certain costs and expenses paid by Seller with respect to the Seller Property (the “Final Purchase Price”). As soon as practicable after receipt of the Final Settlement Statement report but in no event later than ten (10) business days after receipt of such statement, Seller shall deliver to Buyer either (x) a written statement containing any changes that Seller proposes to make to the Final Purchase Price contained on the Final Settlement Statement, or (y) a written request for additional information from the operator of the Seller Property to verify the accuracy of amounts charged to Seller with respect to the Seller Property reflected on the Final Settlement Statement. Seller’s failure to deliver to Buyer a written report detailing proposed changes to the Final Settlement Statement, or a request for additional information, by that date shall be deemed an acceptance by Seller of the Final Settlement Statement as submitted by Buyer. If Seller requested additional information, Buyer will cooperate with Seller in the delivery and explanation of such additional information, and Seller will provide a written statement containing any changes that Seller proposes to make to the Final Purchase Price contained on the Final Settlement Statement within ninety (90) days following the date on which the additional information was requested. The Parties will cooperate with each other and endeavor to resolve any dispute regarding the Final Purchase Price within thirty (30) days after Buyer’s receipt of Seller’s proposed changes to the Final Settlement Statement. The date upon which such agreement is reached as evidenced by a Final Settlement Statement executed by both Buyer and Seller shall be called the “Final Settlement Date”. If the Final Purchase Price is more than the Closing Amount, then Buyer shall pay to Seller the amount in the aggregate of such difference by wire transfer in immediately available funds no later than five (5) business days after the Final Settlement Date. If the Final Purchase

Price is less than the Closing Amount, then Seller shall pay the amount in the aggregate of such difference to the Buyer Parties (as defined below) pro rata in proportion to their Assigned Interests (as defined below) by wire transfer of immediately available funds no later than five (5) business days after the Final Settlement Date.

1.5 Continuing Audit Rights. By letter dated August 5, 2013, Seller has informed Citrus Energy Corporation of Seller’s intent to conduct a cost audit of the Ardent II Project of which Seller Property is a part. Nothing contained in this Agreement shall diminish the rights of Seller to conduct such audit in accordance with the applicable joint operating agreement; and the determination of the Final Purchase Price shall not preclude Seller from asserting audit exceptions and adjustments, which adjustments, shall be made by cash payments as required.

1.6 Good Faith Deposit.

(a) Upon execution of this Agreement, Buyer shall remit immediately available funds to Seller, a deposit in the amount of Two Million Dollars ($2,000,000.00) (the “Deposit”). The Deposit shall be applied toward the Purchase Price and shall be a credit against the Closing Amount and the Final Purchase Price.

(b) If Closing fails to occur due to Buyer’s breach of this Agreement, the Deposit shall be considered surrendered by Buyer and shall remain the property of Seller. In the event that the Deposit is so surrendered by Buyer to Seller, it shall serve as liquidated damages for any and all breaches by Buyer under this Agreement because of the difficulty, inconvenience and uncertainty of ascertaining Seller’s actual damages arising from any Buyer breach, and the retention of the Deposit under such circumstances shall constitute full satisfaction of Buyer’s obligations hereunder.

(c) If Closing fails to occur for any reason other than due to Buyer’s breach of this Agreement, Seller shall promptly return the Deposit to Buyer. For the avoidance of doubt, any failure by Seller to deliver any or all of the Net Revenue Interests to Buyer at Closing shall give Buyer the right to terminate this Agreement, and if terminated, entitle Buyer to a return of the Deposit.

2. SELLER REPRESENTATIONS AND WARRANTIES

Seller makes the following representations and warranties as of Closing and as of the Effective Time except where otherwise indicated.

2.1 Status. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado.

2.2 Power. Seller has all requisite power and authority to carry on its business as presently conducted. The execution and delivery of this Agreement and each of the documents, instruments and agreements contemplated hereby to which it is a party does not, and the fulfillment of and compliance with the terms and conditions hereof and thereof will not, as of Closing, violate, or be in conflict with, any material provision of Seller’s governing documents, or any material provision of any agreement or instrument to which Seller is a party or by which it is bound, or any judgment, decree, order, statute, rule or regulation applicable to Seller.

2.3 Authorization and Enforceability. This Agreement and each of the documents, instruments and agreements contemplated hereby to which it is a party, when duly executed and delivered by Seller, constitutes Seller’s legal, valid and binding obligation, enforceable in accordance with its terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and other laws for the protection of creditors, as well as to general principles of equity, regardless whether such enforceability is considered in a proceeding in equity or at law. The execution and delivery of this Agreement and each of the documents, instruments and agreements contemplated hereby to which it is a party by Seller does not, and the consummation of the Transactions shall not, (a) violate or be in conflict with, or require the consent of any person or entity under, any provision of the governing documents of Seller, (b) violate any provision of or require any consent, authorization or approval under any judgment, decree, judicial or administrative order, award, writ, injunction, statute, rule, regulation or other legal obligation applicable to Seller or (c) violate or be in conflict with any agreement or instrument to which Seller is a party or by which the Seller Property is bound, or require the consent of any governmental authority or any other third party other than the consents set forth on Schedule 2.7.

2.4 No Liens. Except as set forth on Schedule 2.4 attached hereto, the Subject Interests in the Seller Property are free and clear of any and all liens, mortgages, debts, claims or encumbrances attributable to or arising by, through or under Seller. The Subject Interests in the Seller Property will be conveyed to Buyer at Closing, free and clear of any and all liens, mortgages, debts, claims or encumbrances attributable to or arising by, through or under Seller.

2.5 Claims; Judgments. There are no unsatisfied judgments or injunctions issued by a court of competent jurisdiction or other governmental agency outstanding against Seller relating the Seller Property or precluding the Closing of the Transactions. Neither the Seller nor any of the Seller Property is or has been subject to or, to Seller’s knowledge, threatened with any claim, demand, action, legal proceeding (whether at law or in equity) or arbitration.

2.6 Taxes. All taxes and assessments pertaining to the Leases based on ownership of the Leases for all taxable periods prior to the taxable period in which this Agreement is executed and for which Seller had the obligation to make payment to the applicable taxing authorities have been properly paid. Except as set forth on Schedule 2.6, all income taxes and obligations relating thereto that could result in a lien or other claim against any of the Leases have been properly paid and are not the subject of any claim, demand, action, legal proceeding (whether at law or in equity) or arbitration.

2.7 Consents. Schedule 2.7 sets forth all consents, authorizations, approvals and notices required to be obtained or given in connection with the Transactions, excluding any consents required under the Leases.

2.8 Related Agreements. Schedule 2.8 sets forth all agreements and instruments that are related in any way to the Seller Property or pursuant to which any third party has any rights with respect to the Seller Property, excluding any agreements that any of the Buyer Parties are a party to or bound by.

3. BUYER’S REPRESENTATIONS AND WARRANTIES

Each of the Buyer Parties (as defined below) makes, solely with respect to such Buyer Party, the following representations and warranties as of Closing and as of the Effective Time:

3.1 Organization and Standing. Buyer is duly organized, validly existing and in good standing under the laws of the State(s) of Colorado or Oklahoma, as applicable, and each has authority to own oil and gas interests in the State of Pennsylvania, and is duly authorized to enter into this Agreement.

3.2 Power. Buyer has all requisite power and authority to carry on its business as presently conducted. The execution and delivery of this Agreement and each of the documents, instruments and agreements contemplated hereby to which it is a party does not, and the fulfillment of and compliance with the terms and conditions hereof and thereof will not, as of Closing, violate, or be in conflict with, any material provision of Buyer’s governing documents, or any material provision of any agreement or instrument to which Buyer is a party or by which it is bound, or any judgment, decree, order, statute, rule or regulation applicable to Buyer.

3.3 Authorization and Enforceability. This Agreement and each of the documents, instruments and agreements contemplated hereby to which it is a party, when duly executed and delivered by Buyer, constitutes Buyer’s legal, valid and binding obligation, enforceable in accordance with its terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and other laws for the protection of creditors, as well as to general principles of equity, regardless whether such enforceability is considered in a proceeding in equity or at law.

3.4 Claims; Judgments. There are no unsatisfied judgments or injunctions issued by a court of competent jurisdiction or other governmental agency outstanding against Buyer relating to the Seller Property, or precluding the Closing of the Transactions. Neither the Buyer, nor to Buyer’s knowledge any of the Seller Property is a part, is or has been subject to or, to Buyer’s knowledge, threatened with any claim, demand, action, legal proceeding (whether at law or in equity) or arbitration.

3.5 Independent Evaluation. Buyer represents that it is sophisticated in the evaluation, purchase, operation and ownership of oil and gas properties and related properties. In making its decision to enter into this Agreement and to consummate the Transactions contemplated herein, Buyer represents that, except for any express representations or warranties of Seller contained herein, or in documents delivered at Closing, including, without limitation, Seller’s special warranty of title contained in the Lease Assignment and the Bill of Sale and Assignment, Buyer has relied solely on its own independent investigation and evaluation of the Seller Property.

4. TAX MATTERS

4.1 Transfer Taxes. The Purchase Price excludes, and Buyer shall be liable for, any Transfer Taxes required to be paid in connection with the sale of the Seller Property pursuant to this Agreement. The term “Transfer Taxes” means any sales, use, excise, stock, stamp, document, filing, recording, registration, authorization and similar taxes, fees and charges.

5. CLOSING CONDITIONS

5.1 Seller’s Conditions. The obligations of Seller at the Closing are subject, at the option of Seller, to the satisfaction or waiver at or prior to the Closing of the following conditions precedent:

(a) All representations and warranties of Buyer contained in this Agreement are true in all material respects at and as of the Closing Date in accordance with their terms as if such representations and warranties were remade at and as of the Closing Date, Buyer has performed and satisfied all covenants and agreements required by this Agreement to be performed and satisfied by Buyer or jointly by Buyer and Seller at or prior to the Closing in all material respects;

(b) No order has been entered by any court or governmental agency having jurisdiction over the parties or the subject matter of this Agreement that restrains or prohibits the purchase and sale of the Seller Property contemplated by this Agreement and that remains in effect at Closing;

(c) Buyer is able, willing, and prepared to tender performance required herein.

5.2 Buyer’s Conditions. The obligations of Buyer at the Closing are subject, at the option of Buyer, to the satisfaction or waiver at or prior to the Closing of the following conditions precedent:

(a) All representations and warranties of Seller contained in this Agreement are true in all material respects at and as of the Closing Date in accordance with their terms as if such representations were remade at and as of the Closing Date, Seller has performed and satisfied all covenants and agreements required by this Agreement to be performed and satisfied by Seller or jointly by Buyer and Seller at or prior to the Closing in all material respects;

(b) No order has been entered by any court or governmental agency having jurisdiction over the parties or the subject matter of this Agreement that restrains or prohibits the purchase and sale of the Seller Property contemplated by this Agreement and that remains in effect at the time of Closing;

(c) Seller is able, willing, and prepared to tender performance required herein;

(d) Seller shall have delivered documents reasonably acceptable to Buyer evidencing (i) that all consents, authorizations approvals and notices set forth on Schedule 2.7 have been obtained and (ii) the release of any and all liens, mortgages, debts, claims or encumbrances encumbering the Seller Property and attributable to or arising by, through or under Seller;

(e) Seller shall own, and shall deliver pursuant to the Lease Assignment, all of its right, title and interest in and to the Leases which shall include Net Revenue Interests not less than the actual Net Revenue Interests acquired by Seller from Chesapeake, Statoil, CEC and Citrus, as applicable, when Seller originally acquired its interests in the Leases, subject to the Barber ORRI where applicable. “Net Revenue Interest” means with respect to a Lease, the interest in and to all oil, gas and other hydrocarbons produced, saved and sold from or allocated to such Lease after giving effect to any and all royalties (including lessor’s royalty), overriding royalties, production payments, net profits interests and other burdens upon, measured by or payable out of production. “Barber ORRI” means that certain 1% overriding royalty interest granted by Citrus to William D. Barber burdening certain of the Leases; and

(f) Seller shall have elected to participate in and shall have executed and delivered to Buyer prior to Closing any and all well drilling and completion proposals and authorizations for expenditures pursuant to the terms of any Joint Operating Agreement or similar agreement related to the Subject Interests. It is provided, however, that (i) Buyer shall have no right to make cash calls or ask for prepayments with respect to the foregoing, and (ii) if Closing fails to occur, Seller shall have the right to revoke its election and authorizations made or given after the execution date of this Agreement.

5.3 No Other Conditions. Except for the conditions expressly set forth in this Article 5, there are no other conditions precedent to the obligations of the parties to proceed to Closing; and, without limiting the generality of the foregoing, the parties agree that any changes in commodity pricing, production volumes or changes in the financial condition of a party shall not be a condition on which a party may elect not to proceed to Closing.

6. CLOSING

6.1 Closing. The closing of the Transactions (the “Closing”) shall take place at the offices of Seller at 10:00 a.m. (MST) on August 28, 2013, or at such other time or place as Seller and Buyer may otherwise agree in writing (“Closing Date”). At Closing, against delivery of the documents and materials described below, Buyer shall pay to Seller the Closing Amount, less the Deposit, by means of a wire transfer of immediately available funds to an account designated by Seller.

6.2 Documents To Be Delivered At Closing.

At Closing, Seller shall deliver to Buyer the following instruments, dated the Closing Date, properly executed by authorized representatives and, where appropriate, acknowledged:

(a) Fully executed Assignment of Oil & Gas Leases in the form attached hereto as Exhibit “C” (the “Lease Assignment”) conveying and assigning the Subject Interests in the Leases to Buyer;

(b) Fully executed Bill of Sale and Assignment in the form attached hereto as Exhibit “D” (the “Bill of Sale and Assignment”) conveying and assigning Seller Property other than the Subject Interests in the Leases to Buyer;

(c) Fully executed Termination of LADA in the form attached hereto as Exhibit “E” (the “LADA Termination”) terminating the LADA;

(d) Documents reasonably acceptable to Buyer evidencing the termination and full release of any and all liens, mortgages, debts, claims or encumbrances that encumber the Subject Interests, Seller Property, the Lands and/or the Leases attributable to or created by, through or under Seller;

(e) Documents reasonably acceptable to Buyer evidencing that all consents, authorizations approvals and notices set forth on Schedule 2.7 have been obtained; and

(f) Any other agreements, documents, certificates or other instruments reasonably necessary to consummate the Transactions.

6.3 Closing Obligations. At Closing, the following actions shall be taken by the applicable party identified below:

(a) Seller shall execute, acknowledge and deliver to Buyer the Lease Assignment effective as of the Effective Time;

(b) Seller shall execute and deliver to Citrus, and Citrus shall (i) execute and deliver to Seller the Bill of Sale and Assignment Agreement and the LADA Termination and (ii) cause CEC to execute and deliver to Seller the LADA Termination;

(c) Buyer shall cause the Closing Amount, less the Deposit amount, to be paid to Seller by wire transfer of immediately available funds;

(d) Seller and Buyer shall take such other actions and deliver such other documents as are contemplated by this Agreement; and

(e) Seller will deliver releases of any and all liens, mortgages, debts, claims or encumbrances that encumber the Subject Interests, Seller Property, the Lands and/or the Leases attributable to or created by, through or under Seller.

7. ASSUMPTION, INDEMNIFICATION AND WAIVER

7.1 Buyer’s Assumption of Liabilities and Obligations. Upon Closing, Buyer shall be responsible for and Buyer shall assume and pay, perform, fulfill and discharge any and all Claims (as defined below) arising from the following (collectively the “Assumed Liabilities”):

(a) the ownership and operation of the Seller Property after the Effective Time, including, without limitation, Claims related to (i) the owning, developing, exploring, operating and maintaining of the Lands and Leases, (ii) producing, transporting and marketing of Hydrocarbons from the Lands, including, without limitation, the payment of royalties, overriding royalties and other burdens on production attributable to the Subject Interest, (iii) injury or death of any person or persons whomsoever, (iv) damages to or loss of any property or resources, (v) common law causes of action such as negligence, gross negligence, strict liability, nuisance or trespass, (vi) contractual obligations or liabilities arising under any agreements to which Buyer is a party pertaining to the Seller Property or (vii) fault imposed by statute, rule, regulation or otherwise ;

(b) the obligation to plug and abandon all wells drilled by Buyer on the Lands and reclaim all well sites associated with wells drilled by Buyer on the Lands; and

(c) the violation of any Environmental Laws, relating to or arising out of the ownership or operation of the Seller Property, or any part thereof, pertaining to the period of time prior to, on or after the Effective Time.

“Claims” means all claims, demands, suits, causes of action, losses, damages, liabilities, fines, penalties and costs (including reasonable attorneys’ fees and costs of litigation).

“Environmental Laws” means all laws, statutes, ordinances, permits, orders, judgments, rules or regulations which are promulgated, issued or enacted by a governmental entity or tribal authority having appropriate jurisdiction that relate to (a) the prevention of pollution or environmental damage, (b) the remediation of pollution or environmental damage, or (c) the protection of the environment generally; including without limitation, the Clean Air Act, as amended, the Clean Water Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Federal Water Pollution Control Act, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Safe Drinking Water Act, as amended, the Toxic Substance and Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous and the Solid Waste Amendments Act of 1984, as amended, and the Oil Pollution Act of 1990, as amended, and similar state and local laws.

7.2 Buyer’s Indemnification.

(a) Buyer shall release Seller from and shall fully protect, indemnify and defend Seller, its officers, agents, employees and Affiliates and hold them harmless from and against the Assumed Liabilities.

(b) The indemnity obligation and release provided herein shall apply regardless of cause or of any negligent acts or omissions of Seller, its officers, agents, employees and affiliates excluding, however, gross negligence or willful misconduct of Seller, its officers, agents, employees and affiliates.

(c) Notwithstanding any other term set forth in this Agreement to the contrary, each of the Buyer Parties (as defined below) shall only assume the Assumed Liabilities and be obligated to indemnify Seller with respect to any Claim pro rata in proportion to their Assigned Interests (as defined below).

7.3 Buyer’s Waiver. Upon Closing:

(a) all physical and environmental conditions relating to the Seller Property shall be waived by Buyer for all purposes, and Buyer shall have no right to seek an adjustment to the Purchase Price, make a claim against Seller, legal, monetary or otherwise, or seek indemnification from Seller associated with the same; and

(b) except for claims, damages, liabilities, costs or expenses Buyer asserts under Seller’s special warranty of title, all title defects relating the Seller Property shall be waived by Buyer for all purposes, and Buyer shall have no right to seek an adjustment to the Purchase Price, make a claim against Seller, monetary, legal or otherwise, or seek indemnification from Seller associated with the same.

8. MISCELLANEOUS

8.1 Buyer’s Acquisition Percentages. Buyer is comprised of Citrus, TEI, and Zena (the “Buyer Parties”). The Buyer Parties shall each own the Seller Property separately in the following percentages (the “Assigned Interests”): Citrus – 70.00%; TEI – 12.50%; and Zena – 17.5%.

8.2 Amendments and Severability. No amendments or other changes to this Agreement shall be effective or binding on either of the parties unless the same shall be in writing and signed by both Seller and Buyer. The invalidity of any one or more provisions of this Agreement shall not affect the validity of this Agreement as a whole, and in case of any such invalidity, this Agreement shall be construed as if the invalid provision had not been included herein.

8.3 Successors and Assigns. This Agreement shall not be assigned, either in whole or in part, without the express written consent of the non-assigning parties; provided, however, that Citrus shall have the right without obtaining the prior consent of the other parties to assign its interests to (i) an affiliate or (ii) an unaffiliated third party or parties to allocate post closing ownership of the Subject Interests; provided, such assignments shall not relieve Citrus of its obligations and liabilities under this Agreement. The terms, covenants and conditions contained in this Agreement shall be binding upon and shall inure to the benefit of Seller and Buyer and their respective successors and assigns.

8.4 Entire Agreement. This Agreement, including the Exhibits attached hereto, supersedes all prior and contemporaneous negotiations, understandings, letters of intent and agreements (whether oral or written) between the parties relating to the Seller Property and constitutes the entire understanding and agreement between the parties with respect to the sale and purchase of the Seller Property.

8.5 Survival of Representations and Warranties. The representations and warranties of Seller set forth in Sections 2.4 through 2.7 of this Agreement shall terminate as of the Closing and be of no further force and effect. The representations and warranties of Seller set forth in Section 2.8 and of Buyer set forth in Section 3.4 shall survive the Closing for a period of twelve (12) months from the date thereof. The representations and warranties of Seller set forth in Sections 2.1 through 2.3 of this Agreement or in the documents delivered at Closing, including, without limitation, Seller’s special warranty of title contained in the Lease Assignment and the Bill of Sale and Assignment shall survive in perpetuity. The parties have made no representations or warranties, except those expressly set forth in this Agreement and the documents to be delivered at Closing.

8.6 Notices. All notices and other communications required, permitted or desired to be given hereunder must be in writing and sent by U.S. mail, properly addressed as shown below, and with all postage and other charges fully prepaid or by hand delivery or by facsimile or email transmission. Date of service by mail and hand delivery is the date on which such notice is received by the addressee and by facsimile and email is the date sent (as evidenced by fax machine confirmation of receipt), or if such date is not on a Business Day, then on the next date which is a Business Day. Each party may change its address by notifying the other party in writing.

If to Seller

Hat Creek Energy LLC

3575 Cherry Creek North Drive

Denver, Co 80209

Attn: Gary D. Davis

Ph: (303) 736-6000

Fax: (303)

E-mail: gdavis@hatcreekenergy.com

If to Buyer

Citrus Appalachia, LLC

333 Perry Street, Suite 250

Castle Rock, CO 80104

Attn: Lance Peterson

Ph: (303) 688-3130

Fax: (303) 688-8828

E-mail: lance@citrusenergy.com

8.7 Counterparts/Fax Signatures. This Agreement may be executed by Buyer and Seller in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument. Fax signatures shall be considered binding.

8.8 Governing Law. This Agreement and the Transactions and any arbitration or dispute resolution conducted pursuant hereto shall be construed in accordance with, and governed by, the laws of the State of Colorado.

8.9 Entire Agreement. This Agreement constitutes the entire understanding among the parties, their respective partners, members, trustees, shareholders, officers, directors and employees with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter.

8.10 Timing. Time is of the essence of this Agreement.

8.11 Further Assurances. Seller and Buyer agree from time to time, after the date hereof, to execute and deliver or cause to be executed and delivered such instruments or further assurances as may be necessary or desirable to give effect to the provisions of this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER:

Hat Creek Energy LLC

By:	/s/ Gary D. Davis
Gary D. Davis, President

BUYER:

Citrus Energy Appalachia, LLC

By:	/s/ Lance Peterson
Lance Peterson, President

Troy Energy Investments, LLC

By:	/s/ Tony S. Say
Tony S. Say, President

Zena Energy, LLC

By:	/s/ Tony M. Shelby
Tony M. Shelby, Vice President

EXHIBIT A

(Leases)

[Please see attached]

EXHIBIT B

(Other Seller Property)

[Please see attached]

EXHIBIT C

(Form of Lease Assignment)

EXHIBIT D

(Form of Bill of Sale and Assignment)

EXHIBIT E

(Form of LADA Termination)